Exhibit 99.1

                          Office of Thrift Supervision

                                 Report H-(b)11

Holding Company Docket Number H-3633
                              H-3632

      Annual Report:    For the Fiscal Year Ended ____________

                        OR

      Current Report:   For the Quarter Ended September 30, 2004

                        OR

                        For the Event on _____________________

Filed Pursuant to Section 10(b)(2) of the Home Owners' Loan Act, as amended, and 12 C.F.R. Section 584.1 (a).

First Federal Financial Services, Inc.
First Federal Financial Services, MHC
-------------------------------------
Name of Holding Company

300 St. Louis Street
Edwardsville, Illinois 62025
----------------------------
Address of Executive Office

Name: Larry W. Mosby, President and CEO
      First Federal Financial Services, Inc.
Telephone Number: (618) 656-6200
Mailing Address: 300 St. Louis Street
                 Edwardsville, Illinois 62025
E-Mail Address: lmosby@1stfedsavings.com

of the Individual To Whom Communications are to be sent

Certification

Pursuant to the requirements of Section 10(b)(2) of the HOLA, as amended, the Holding Company making this Report has caused this filing to be signed on its behalf by the undersigned, duly authorized.

First Federal Financial Services, Inc.
First Federal Financial Services, MHC
-------------------------------------
Name of Holding Company

The undersigned principal executive or principal financial officer of the Holding Company making this Current Report acknowledges and certifies that the information contained herein, including forms or exhibits, has been carefully reviewed, and that such information is true, correct and complete.


Larry W. Mosby
--------------
President and Chief Executive Officer
-------------------------------------
Name and title of officer signing on behalf of the Holding Company

Attest:


Linda Werner
------------
Secretary
---------
Name and title

Date: November 5, 2004